UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Offering of Senior Notes

On December 9, 2009, SandRidge Energy, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets Corporation (the “Representatives”), as representatives of the several initial purchasers, relating to the issuance and sale of $450,000,000 in aggregate principal amount of the Company’s 8.750% Senior Notes due 2020 (the “Notes”). The Notes were priced at 98.349% of par, resulting in a yield to maturity of 9.000%. The gross proceeds to the Company from the sale on the Notes are expected to be $442,570,500.

The sale of the Notes is expected to close on December 16, 2009. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In connection with the closing of the sale of the Notes, the Company intends to enter into (i) an Indenture (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee and (ii) a Registration Rights Agreement, among the Company, the Guarantors and the Representatives, each relating to the Notes.

The Notes are being offered and sold to the several initial purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

The initial purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the Guarantors and certain of the Company’s affiliates, for which they receive customary fees and expense reimbursement. Affiliates of certain of the initial purchasers are lenders under the Company’s senior credit facility.

Amendment to Senior Credit Facility

On December 14, 2009, we entered into Amendment No. 8 to the Credit Agreement, dated November 21, 2006, by and among the Company (as successor by merger to Riata Energy, Inc.) and Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC as Lead Arranger and Book Running Manager, as amended (the “Credit Agreement”). Under the amendment:

•

we will be permitted to subtract cash and cash equivalents as of December 31, 2009 from the amount of our funded indebtedness in calculating our consolidated leverage ratio as of December 31, 2009 if our purchase of oil and gas properties in the Permian Basin of Texas and New Mexico from Forest Oil Corporation and Forest Oil Permian Corporation (the “Permian Basin Acquisition”) has not closed on or prior to such date; and

•

dividend payments made with respect to our 6% Convertible Perpetual Preferred Stock to be issued on or about the date of the closing of the Permian Basin Acquisition will not count as “Indebtedness” or “Restricted Payments” under the Credit Agreement.

A copy of Amendment No. 8 is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01 – Other Events

On December 9, 2009, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, including those relating to the closing of the offering of the Notes, as well as statements containing words like “expected,” and other similar expressions, which are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the transaction described above may not be completed. These risks and uncertainties include, but are not limited to those detailed from time to time in our periodic filings with the Securities and Exchange Commission.

Investors are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date of this Current Report and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated December 9, 2009, by and among the Company, certain subsidiary guarantors named therein, and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets Corporation, as representatives of the several initial purchasers.

10.2	Amendment No. 8, dated as of December 14, 2009, to the Credit Agreement, dated as of November 21, 2006, among the Company (as successor by merger to Riata Energy, Inc.) and Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC as Lead Arranger and Book Running Manager, as amended.

99.1	Press release, dated December 9, 2009, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: December 15, 2009	By:	/s/ DIRK M. VAN DOREN
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer